SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Act of 1934


Date of Report (Date of earliest event reported)	 November 7, 1996


  Cronus Corporation
(Exact name of registrant as specified in its charter)


               Nevada		                0-9297			36-3880744
( State or other			( Commission		( I.R.S. Employer
   jurisdiction			 	  File Number )		 Identification No.)
of Incorporation )



	7660 E. Broadway Blvd., Suite 210,	Tucson, Arizona   	85748
( Address of principal executive offices )			     	( Zip Code )






Registrant's telephone number, including area code:		(520) 885-1220








Item 1.		Changes in Control of Registrant.


	None.



Item 2.		Acquisition or Disposition of Assets.


	None.



Item 3.		Bankruptcy or Receivership.


	None.



Item 4.		Changes in Registrant's Certifying Accountant.


	By mutual agreement, the issuer's independent accountants, Schroeder &


 Stevenson, C.P.A.'s P.C., will not perform further accounting services for the issuer as of November 7, 1996.  The issuer retained the accounting firm of Addison, Roberts & Ludwig, P.C. on October 4, 1996.



	Schroeder & Stevenson reports on the financial statements for the past two  years do not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.



	The decision to change accountants was approved by the Board of


Directors  on November 6, 1996.



	There were no disagreements with the former accountants on any matter of  accounting principle or practices, financial statement disclosure, or audit scope or procedure, which, if not resolved to the former accountants'


 satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.



	After review of the foregoing disclosure, the accounting firm of Schroeder


 & Stevenson provided a letter to the Commission indicating its assent with the above statements.  That letter is attached as Exhibit 1.



Item 5.		Other Events.


	None.



Item 6.		Resignations of Registrant's Directors.


	None.



Item 7.		Financial Statements and Exhibits.


	Exhibit 1, letter of Schroeder & Stevenson, C.P.A.'s P.C. indicating assent to statements made by issuer in this disclosure.



Item 8.		Change in Fiscal Year.


	None.


Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					    Cronus Corporation
					     	( Registrant )



Date:	 November  7, 1996		       s/s Jonathan Roberts
			                            Jonathan Roberts, President


                   EXHIBIT 1


November 7, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Commission:


We have review the Form 8-K Current Report to be filed by Cronus Corporation regarding the appointment of successor accountants, Addison, Roberts &


Ludwig, P.C.  We are in agreement with the statements made by Cronus


Corporation in that disclosure.



If we may provide you with any further information, please do not hesitate to contact us.



Sincerely,


s/s Grant Schroeder
Schroeder & Stevenson, C.P.A.'s P.C.